Amended and Restated
Schedule B
to the
Amended and Restated
Transfer Agency Agreement
by and between
Investment Managers Series Trust
and
UMB Fund Services, Inc.

SERVICES

In addition to, or in connection with, the Services set forth in Section 2 of the Agreement and subject to the direction of, and utilizing information provided by, the Trust, Investment Adviser, and the Trust’s agents, Transfer Agent will provide the following Services:

▪	Set up and maintain Shareholder accounts and records, including IRAs and other retirement accounts

▪	Follow-up with prospects who return incomplete applications

▪	Store account documents electronically

▪	Receive and respond to Shareholder account inquiries by telephone or mail, or by e-mail if the response does not require the reference to specific Shareholder account information

▪
Determine whether redemption requests are in good order and effect such redemptions in accordance with the redemption procedures described in the Fund’s Prospectus, including but not limited to whether a redemption fee is payable.

▪
Process purchase and redemption orders, transfers, and exchanges, including automatic purchases and redemptions via postal mail, telephone and personal delivery, provided payment for shares is in the form of a check, wire transfer or requested ACH, or such other means as the parties shall mutually agree

▪	Process dividend payments by check, wire or ACH, or reinvest dividends

▪	Issue daily transaction confirmations and monthly or quarterly statements

▪	Issue comprehensive clerical confirmation statements for maintenance transactions

▪	Provide cost basis statements

▪	Mail prospectuses, annual and semi-annual reports, and other Shareholder communications to existing shareholders

▪	Implement the Trust’s AML Procedures as contemplated by Section 2(h) of this Agreement

▪	File IRS Forms 1099, 5498, 1042, 1042-S and 945 with shareholders and/or the IRS

▪	Handle load and multi-class processing, including rights of accumulation and purchases by letters of intent

▪	Calculate 12b-1 plan fees and payments under shareholder servicing plans

▪	Provide standards to structure forms and applications for efficient processing

▪	Follow up on IRAs, soliciting beneficiary and other information and sending required minimum distribution reminder letters

▪	Provide basic report access for up to four (4) people

▪
Assist the Trust in complying with SEC Regulation S-ID adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Red Flags Rule”) by monitoring/handling shareholder accounts in accordance with the Trust’s identity theft prevention program and reporting any possible instances of identity theft to the Trust

▪	Conduct periodic postal clean-up

Optional Services

The Funds may contract with Transfer Agent to provide one or more of the following optional services for additional fees.

▪	Transfer Agent’s Internet services, including Adviser Services, RIA/Broker Services, Shareholder Services, NAV Services, Vision, Adviser Central and email services

▪	VRU services (per fund group)

▪	Shareholder “welcome” packages with initial confirmation

▪	Access to Transfer Agent’s Tax and Retirement Group to answer questions and coordinate retirement plan options

▪	Arrange to make available money market funds for short-term investment or exchanges

▪	Dedicated service representatives

▪	Weekend and holiday shareholder services

▪	Customized reorder form tracking

▪	Give dealers access through NSCC’s Fund/SERV and Networking

▪	Customized forms, applications and statements

With respect to the Foreign Account Tax Compliance Act (“FATCA”) and foreign investor accounts:

On boarding of Foreign Investors:
•	Review account opening documents including tax certifications Form W-9 and original W-8 for FATCA specified U.S. indicia;
•	Remediate missing or invalid tax certifications;
•	Set the current account up to include Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) for FATCA/non-resident alien (“NRA”) withholding as applicable; and
•	Transmit copy of new account documents for NRA and Foreign entities to the Fund to complete its AML/W-8 comparison.

Support and Maintenance of Existing Foreign Investor Accounts:
•	Act as Withholding Agent:
o	Maintain constructive receipt of the tax certifications original IRS Form W-8 and relevant documentary evidence for audit and compliance reviews;
o	Ongoing review of FATCA Global Intermediary Identification Number (GIIN) against list of Foreign Financial Institutions (FFIs) on the IRS web site;
o	Complete FATCA/NRA and back up withholding deposits to the IRS by the required due date; and
o	Complete and file Tax Forms 1042 and 945.
•	Monitor and remediate for “Change of Circumstance” and/or expiration of Form W-8 certification:
o	Notify and solicit the investor for a new and compliant Form W-8 as required; and
o	Notify the Fund of change of circumstance to complete its AML comparison review.
•	Provide the Fund with reports and other documentation as requested.

The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule B to the Amended and Restated Transfer Agency Agreement dated March 25, 2009, and executed by and between UMB Fund Services, Inc. and Investment Managers Series Trust to be effective as of the 19th day of August, 2014.

UMB FUND SERVICES, INC.		INVESTMENT MANAGERS SERIES TRUST

By:		By:

Title:	Tony Fischer, President	Title:

3